EXHIBIT 10.34

AMENDMENT #2 TO

EMPLOYMENT AGREEMENT

This Amendment #2, dated as of December 9, 2008 (this “Amendment”), is to the Employment Agreement, dated as of March 31, 2008, between RathGibson, Inc., a Delaware corporation (the “Company”), and Michael G. Schwartz (the “Executive” and, together with the Company, the “Parties”), as amended by Amendment #1 to Employment Agreement dated as of November 10, 2008 (the “Employment Agreement”).  Any capitalized terms used but not defined in this Amendment have the respective meanings set forth in the Employment Agreement.

Recitals:

A.

Under Section 9.4 of the Employment Agreement, the Employment Agreement may be amended upon the execution of a written instrument by the Parties.

B.

The Parties would like to amend the Employment Agreement to comply with Section 409A of the Internal Revenue Code.

Agreement:

In consideration of the foregoing and the mutual promises contained herein and in the Employment Agreement, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.

Effective Time of Amendment.  This Amendment is made pursuant to Section 9.4 of the Employment Agreement, with retroactive effect to March 31, 2008, and will become effective when it has been executed and delivered by both of the Parties.

2.

Amendments.

(a)

The fourth sentence of Section 4.2 is hereby replaced in its entirety with the following sentence:

“Bonuses shall be paid at the same time as paid to other executives of the Company, but in no event later than the date that is two and one-half (2½) months after the end of the fiscal year to which such Bonus relates.”

(b)

Section 6.1 is hereby amended by adding the phrase “, in each case, as soon as reasonably practicable (but in any event within fifteen (15) days) after such termination of employment” immediately before the colon at the end thereof.

(c)

The first sentence of Section 6.2 is hereby amended as follows:

by replacing the word “upon” with the phrase “subject to”; and

by adding the phrase “, within thirty (30) days following the date of such termination” immediately before the colon at the end thereof.

(d)

Each of Sections 6.2(a) and 6.2(b) are hereby amended by adding the phrase “as soon as reasonably practicable (but in any event within fifteen (15) days) after timely execution and delivery by the Executive to the Company of the release” immediately before the semicolon in each such section.

(e)

Section 6.2(c) is hereby amended to provide in its entirety as follows:

“(c)  Base Salary for twelve (12) months, payable in equal installments in accordance with the Company’s customary payroll practices, with such twelve (12) month period to commence: (i) on the business day following the date of termination, if the Executive executes and delivers the release to the Company upon termination; or (ii) if the Executive does not execute and deliver the release to the Company upon termination, as soon as reasonably practicable (but in any event within fifteen (15) days) after timely execution and delivery by the Executive to the Company of the release, each of which shall be treated as a separate payment for purposes of Section 409A of the Internal Revenue Code (“Section 409A”); and”

(f)

The first sentence of Section 6.3 is hereby amended as follows:

by replacing the word “upon” with the phrase “subject to”;

by adding the phrase “, within thirty (30) days following the date of such termination” immediately after the phrase “Release”; and

by replacing clauses (a) and (b) to provide in their entirety as follows:

“(a) the Accrued Benefits, payable as soon as reasonably practicable (but in any event within fifteen (15) days) after timely execution and delivery by the Executive to the Company of the release; (b) Base Salary for nine (9) months, payable in equal installments in accordance with the Company’s customary payroll practices, with such nine (9) month period to commence: (i) on the business day following the date of termination, if the Executive executes and delivers the release to the Company upon termination; or (ii) if the Executive does not execute and deliver the release to the Company upon termination, as soon as reasonably practicable (but in any event within fifteen (15) days) after timely execution and delivery by the Executive to the Company of the release, each of which shall be treated as a separate payment for purposes of Section 409A; and”

(g)

The second sentence of Section 6.3 is hereby amended by adding the phrase “as soon as reasonably practicable (but in any event within fifteen (15) days) after such termination of employment” immediately after the phrase “Accrued Benefits”.

(h)

Section 9.13 is hereby amended to provide in its entirety as follows:

“(a)

To the extent required by Section 409A, and notwithstanding any other provision of this Agreement to the contrary, no payment or benefit will be provided to, or with respect to, the Executive on account of his separation from service before the first to occur of (i) the date of the Executive’s death or (ii) the date which is the six (6) month anniversary of his separation from service, and in either case only if he is a “specified employee” (as defined under Section 409A(a)(2)(B)(i) of the Internal Revenue Code and the regulations promulgated thereunder) in the year of his separation from service. Any payment that is delayed pursuant to the provisions of the immediately preceding sentence shall instead be paid in a lump sum, without interest, promptly following the first to occur of the two dates specified in such immediately preceding sentence.  To the extent there are any ambiguities in this Agreement, such ambiguities shall be construed in a manner that complies with Section 409A.

(b)

All reimbursements and in-kind benefits provided under this Agreement shall be made or provided in accordance with the requirements of Section 409A to the extent that such reimbursements or in-kind benefits are subject to Section 409A.  All expenses or other reimbursements paid by the Company pursuant herewith that are taxable income to the Executive shall in no event be paid later than the end of the calendar year next following the calendar year in which the Executive incurs such expense or pays such related tax.  With regard to any provision herein that provides for reimbursement of costs and expenses or in-kind benefits, unless permitted by Section 409A: (i) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit; (ii) the amount of expenses eligible for reimbursement, or in-kind benefits, provided during any taxable year shall not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year, provided that the foregoing clause shall not be violated, with regard to expenses reimbursed under any arrangement covered by Section 105(b) of the Internal Revenue Code, solely because such expenses are subject to a limit related to the period the arrangement is in effect; and (iii) such payments shall be made on or before the last day of the Executive’s taxable year following the taxable year in which the expense is incurred.”

(i)

Exhibit A to the Employment Agreement is hereby amended by adding the following at the end of Section 11 thereof:

“If this Agreement is not executed and effective within thirty (30) days following the Separation Date, then this Agreement and any rights to payments under this Agreement and the Employment Agreement, as amended, are null and void.”

3.

Governing Law.  This Amendment shall be construed and enforced in accordance with and governed by the laws of the State of New York, without giving effect to any conflict of laws rules or principles that would result in application of the law of any other jurisdiction.

4.

Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.  Signature pages to this Amendment may be delivered by facsimile or other electronic transmission method (including, without limitation, PDF) and such delivery shall be valid and effective for all purposes.

5.

Effect of Amendment.  To the extent not amended hereby, the Employment Agreement shall continue with full force and effect in accordance with its terms.

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IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the parties hereto as of the date written above.

THE COMPANY:

THE EXECUTIVE:

RathGibson, Inc.

By: /s/ Truman Greene

/s/ Michael G. Schwartz

Name:

Truman Greene

Michael G. Schwartz

Title:  Chief Human Resources Officer

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